UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2005

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26823	73-1564280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Contract

On June 22, 2005, Virginia Electric and Power Company (“Virginia Power”) and Alliance Coal, LLC (“Alliance Coal”), a subsidiary of Alliance Resource Partners, L.P. (the “Partnership”), entered into a new seven-year Agreement for the Supply of Coal to the Mount Storm Power Station, dated June 22, 2005 (the “New Coal Supply Agreement”). Pursuant to the New Coal Supply Agreement, Alliance Coal has agreed to sell to Virginia Power, and Virginia Power has agreed to purchase, coal from various production sources controlled by Alliance Coal for use in Virginia Power’s Mount Storm Power Station located in Grant County, West Virginia (the “Mount Storm Station”). Under the terms of the New Coal Supply Agreement, Alliance Coal will annually deliver approximately 2.25 million tons of coal to the Mount Storm Station beginning January 1, 2007. As part of Alliance Coal’s obligation to supply coal under the New Coal Supply Agreement, each of Alliance Coal and/or its subcontractor(s) is required to construct various coal handling facilities located at the Mount Storm Station.

In connection with the New Coal Supply Agreement, Alliance Coal and/or Mettiki Coal, LLC (“Mettiki”), a subsidiary of the Partnership, entered into several agreements with Virginia Power: an Ancillary Services Agreement (the “Ancillary Services Agreement”), an Amended and Restated Lease Agreement (the “Amended Lease Agreement”), an Amended and Restated Equipment Lease Agreement (Existing Truck Unloading Facility) (the “Amended Equipment Lease”), and an Amended and Restated Memorandum of Understanding (the “Amended Memorandum of Understanding”).

Pursuant to the Ancillary Services Agreement, Alliance Coal will operate, use, maintain and repair various coal handling facilities at the Mount Storm Station. The Amended Lease Agreement extends to the term of the Lease Agreement effective as of January 15, 1996, as amended (the “Existing Lease”), on the terms provided in the Amended Lease Agreement. The Amended Equipment Agreement extends the term of the Equipment Lease, effective as of January 15, 1996 (the “Existing Equipment Lease”), on the terms provided in the Amended Equipment Lease. The Existing Lease and the Existing Equipment Lease were entered into in accordance with the Agreement for the Supply of Coal to the Mt. Storm Power Station, effective January 15, 1996, as amended (the “Existing Coal Supply Agreement” and together with the New Coal Supply Agreement, the “Coal Supply Agreements”).

Mettiki currently sells coal to Virginia Power for use at the Mount Storm Station pursuant to the terms of the Existing Coal Supply Agreement. The Existing Coal Supply Agreement will expire in accordance with its terms on December 31, 2006. Mettiki and Virginia Power from time to time may enter into, and Alliance Coal and Virginia Power may enter into, spot sale and purchase agreements for the delivery of Mettiki coal to the Mount Storm Station that are in addition to the parties’ purchase and sales obligations under the Coal Supply Agreements (“Spot Agreement(s)”).

Virginia Power has entered various transactions with Mount Storm Coal Supply, LLC (“Mount Storm Supply”) and its affiliate, PC West Virginia Synthetic Fuel #2, LLC (“PCWV#2”), whereby PCWV#2 shall produce synthetic fuel that qualifies for Section 29 tax credits that is derived from coal (“Coal Synfuel”) at PCWV#2’s synthetic fuel facility (the “Synfuel Facility”), which Synfuel Facility shall be operated and maintained by PCWV#2 adjacent to or near the Mount Storm Station.

Pursuant to the Coal Supply Agreements and the Amended Memorandum of Understanding, Virginia Power, Alliance Coal and Mettiki have agreed upon certain terms and conditions to provide that Mount Storm Supply intends to purchase coal from Alliance Coal and/or Mettiki, which in turn shall be sold by Mount Storm Supply to PCWV#2 to produce Coal Synfuel at PCWV#2’s Synfuel Facility, which shall then be purchased by Virginia Power under synfuel supply agreements (the “Synfuel Supply Agreement(s)”) between PCWV#2 and Virginia Power. Under the Coal Supply Agreements and the Amended Memorandum of Understanding, the Coal Synfuel purchased by Virginia Power from PCWV#2 under the Synfuel Supply Agreements, which is produced from coal supplied to Mount Storm Supply by Alliance Coal and/or Mettiki, will reduce the quantity of coal that is otherwise required to be purchased by Virginia Power from Alliance Coal or Mettiki, as appropriate, under the New Coal Supply Agreement, the Existing Coal Supply Agreement and/or Spot Agreement(s).

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The foregoing summary is qualified in its entirety by reference to the full text of the New Coal Supply Agreement, the Ancillary Agreement, the Amended Lease Agreement, the Amended Equipment Lease and the Amended Memorandum of Understanding which are filed as Exhibits 10.1 through 10.5, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. The Partnership has requested confidential treatment with respect to certain terms of the Coal Supply Agreement, the Ancillary Agreement, the Amended Lease, the Amended Equipment Lease and the Amended Memorandum of Understanding. Exhibits 10.1 through 10.5 are redacted copies of the foregoing agreements.

Item 8.01 Other Events

The Board of Directors of the managing general partner of the Partnership has approved development of the Mountain View Mine, also known as E Mine, an underground longwall mine located primarily in Tucker County, West Virginia. The Partnership’s subsidiary, Mettiki Coal (WV), LLC, expects to operate the Mountain View Mine as an underground mining complex utilizing a longwall miner for the majority of its coal extraction as well as continuous mining units used to prepare the mine for future longwall mining. Production from the Mountain View Mine is anticipated to replace Mettiki’s existing longwall mine, which is expected to deplete near the end of 2006.

Total development capital expenditures for the Mountain View Mine are estimated currently to be $30.4 million, all of which has been approved by the Board of Directors of the managing general partner of the Partnership. Of the total estimated capital amount, approximately $1.7 million was expended in 2004. The Partnership is estimating capital expenditures in 2005 and 2006 of approximately $28.7 million to develop the Mountain View Mine, of which approximately $15.4 million is expected to be incurred this year. Initial production from development operations at the Mountain View Mine is currently scheduled to begin in July 2005. In 2004, annual production from the existing Mettiki mining complex was 3.2 million tons. Following completion of the development of the Mountain View Mine, annual production for this mining complex is anticipated to be within the range of 2.7 to 3.2 million tons beginning in 2007, depending on market conditions at the time.

FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K may contain “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the Partnership’s market opportunities, strategies, competition and expected activities and expenditures, and at times may be identified by the use of words such as “may”, “will”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue” and variations of these words or comparable words. Forward-looking statements inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: competition in coal markets and the Partnership’s and its subsidiaries’ ability to respond to the competition; fluctuation in coal prices, which could adversely affect the Partnership’s and its subsidiaries’ operating results and cash flows; deregulation of the electric utility industry or the effects of any adverse changes in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; the Partnership’s and its subsidiaries’ productivity levels and margins that are earned on the Partnership’s and its subsidiaries’ coal sales; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulations, costs and liabilities; a variety of operational, geologic,

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permitting, labor and weather-related factors; risks of major mine-related accidents or interruptions; results of litigation; difficulty maintaining the Partnership’s and its subsidiaries’ surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty obtaining commercial property insurance; and risks associated with the Partnership’s 10.0% participation (excluding any applicable deductible) in the commercial property program. The Partnership undertakes no obligation to update any forward-looking statements for revisions or changes after the date of this Current Report.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1*	Agreement for the Supply of Coal to the Mount Storm Power Station, dated June 22, 2005, between Virginia Electric and Power Company and Alliance Coal, LLC.

10.2*	Ancillary Services Agreement, dated June 22, 2005, between Virginia Electric and Power Company and Alliance Coal, LLC.

10.3*	Amended and Restated Lease Agreement, dated June 22, 2005, between Virginia Electric and Power Company and Mettiki Coal, LLC.

10.4*	Amended and Restated Equipment Lease Agreement (Existing Truck Unloading Facility), dated June 22, 2005, between Virginia Electric and Power Company and Mettiki Coal, LLC.

10.5*	Amended and Restated Memorandum of Understanding, dated as of June 22, 2005, among Virginia Electric and Power Company, Alliance Coal, LLC and Mettiki Coal, LLC.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its managing partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Dated: June 27, 2005

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Exhibit Index

Exhibit No.	Description of Exhibit
10.1*	Agreement for the Supply of Coal to the Mount Storm Power Station, dated June 22, 2005, between Virginia Electric and Power Company and Alliance Coal, LLC.

10.2*	Ancillary Services Agreement, dated June 22, 2005, between Virginia Electric and Power Company and Alliance Coal, LLC.

10.3*	Amended and Restated Lease Agreement, dated June 22, 2005, between Virginia Electric and Power Company and Mettiki Coal, LLC.

10.4*	Amended and Restated Equipment Lease Agreement (Existing Truck Unloading Facility), dated June 22, 2005, between Virginia Electric and Power Company and Mettiki Coal, LLC.

10.5*	Amended and Restated Memorandum of Understanding, dated as of June 22, 2005, among Virginia Electric and Power Company, Alliance Coal, LLC and Mettiki Coal, LLC.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.